Exhibit 99.1

The Medicines Company Reports Second Quarter and First Half 2004 Financial
Results

     PARSIPPANY, N.J.--(BUSINESS WIRE)--July 20, 2004--The Medicines Company:

     -- 83% revenue growth from second quarter 2003 to second quarter 2004; 85% revenue growth from first half of 2003 to first half of 2004

     -- Earnings of $2.8 million for second quarter 2004; earnings of $7.1 million for first half of 2004

     The Medicines Company (NASDAQ:MDCO) today announced its financial results for the second quarter and first half of 2004.

     Financial highlights include:

     -- Net revenue of $34.4 million for the second quarter 2004, compared to $18.8 million for the second quarter 2003; for the first half of 2004, net revenue was $65.7 million, compared to $35.5 million for the first half of 2003.

     -- Net income of $2.8 million for the second quarter 2004, compared to a net loss of $6.6 million for the second quarter 2003; for the first half of 2004, net income was $7.1 million, compared to a net loss of $13.0 million for the first half of 2003.

     -- Net income per share of $0.06 (diluted) for the second quarter 2004, compared to a net loss per share of $0.14 for the second quarter 2003; for the first half of 2004, net income per share was $0.14 (diluted), compared to a net loss per share of $0.30 for the first half of 2003.

     Operational developments include:

     -- Adoption of a positive opinion by the scientific committee of the European Medicines Agency (EMEA), recommending marketing authorization of Angiox(TM) (bivalirudin) (U.S. tradename Angiomax(R)) in patients undergoing percutaneous coronary intervention

     -- Receipt of a non-approvable letter relating to the Company's application to amend the existing Angiomax(R) (bivalirudin) label

     --   Continued product development progress in:

          --   Phase III trials of Angiomax in coronary artery bypass graft
               (CABG) surgery

          -- Phase III trials of Angiomax in patients presenting to the emergency department with acute coronary syndromes

          -- Phase III trials of Clevelox(TM) (clevidipine) in coronary surgery

          --   Manufacturing development of cangrelor

     Clive Meanwell, Executive Chairman of The Medicines Company, stated, "We believe our performance in the first half of 2004 has put us on track to meet our anticipated business results for the year and set a foundation for continued growth. The strength of Angiomax sales is driving revenue growth, our product development programs are progressing well and we continue to build our organization - both in capacity and capability. We expect to achieve full-year profitability for the first time in 2004."
     There will be a conference call with management today at 5:00 P.M. to discuss financial and operations results, as well as guidance. To listen live, webcast login is available at http://www.themedicinescompany.com. Alternatively, the call dial-in is 800-472-8325 (request The Medicines Company call). From outside U.S.: dial 1-706-679-0816. Replay available for two weeks following call: 800-642-1687. Replay outside the U.S.: 1-706-645-9291. Replay passcode:
8771814.
     The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve acute hospital care. The Company markets Angiomax(R) (bivalirudin), an anticoagulant approved in the U.S. and other countries for use in patients undergoing percutaneous transluminal coronary angioplasty (PTCA) procedures. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators.

     Statements contained in this press release about the Company and the Company's projected revenues and financial results, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the risk that the EMEA will not accept the positive opinion of its scientific committee or interpret the clinical data submitted by the Company in the same manner as the committee and not approve Angiox (Angiomax), the extent of the commercial success of Angiomax, physicians' acceptance of Angiomax clinical trial results, whether the Company will be able to obtain regulatory approval for additional indications of Angiomax, whether the Company's products will receive approvals from regulatory agencies, whether the Company's products will advance in the clinical trials process, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on May 10, 2004, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.


                              The Medicines Company
                 Condensed Consolidated Statements of Operations

(in thousands, except per share data)      Three months ended June 30,
                                           ---------------------------
                                                   (unaudited)
                                           ---------------------------
                                               2004           2003
                                           ------------   ------------
Net revenue                                    $34,387        $18,750
Operating expenses:
   Cost of revenue                               7,174          6,970
   Research and development                     12,029          8,202
   Selling, general and administrative          12,671         10,577
                                           ------------   ------------
        Total operating expenses                31,874         25,749
                                           ------------   ------------
Income/(loss) from operations                    2,513         (6,999)
Other income                                       487            412
                                           ------------   ------------
Income/(loss) before income taxes                3,000         (6,587)
Provision for income taxes                        (159)             -
                                           ------------   ------------

Net income/(loss)                               $2,841        $(6,587)
                                           ============   ============

Basic earnings/(loss) per common share           $0.06         $(0.14)
                                           ============   ============
Shares used in computing basic
 earnings/(loss) per common share               47,670         46,758
                                           ============   ============

Diluted earnings/(loss) per common share         $0.06         $(0.14)
                                           ============   ============
Shares used in computing diluted
 earnings/(loss) per common share               49,882         46,758
                                           ============   ============

                              The Medicines Company
                 Condensed Consolidated Statements of Operations

(in thousands, except per share data)       Six months ended June 30,
                                           ---------------------------
                                                   (unaudited)
                                           ---------------------------
                                               2004           2003
                                           ------------   ------------
Net revenue                                    $65,671        $35,455
Operating expenses:
   Cost of revenue                              11,181         13,232
   Research and development                     21,851         15,453
   Selling, general and administrative          26,246         20,356
                                           ------------   ------------
        Total operating expenses                59,278         49,041
                                           ------------   ------------
Income/(loss) from operations                    6,393        (13,586)

Other income                                       959            583
                                           ------------   ------------
Income/(loss) before income taxes                7,352        (13,003)

Provision for income taxes                        (282)             -
                                           ------------   ------------
Net income/(loss)                              $ 7,070       $(13,003)
                                           ============   ============
Basic earnings/(loss) per common share         $  0.15        $ (0.30)
                                           ============   ============
Shares used in computing basic earnings/(loss)
 per common share                               47,630         43,973
                                           ============   ============

Diluted earnings/(loss) per common share       $  0.14        $ (0.30)
                                           ============   ============

Shares used in computing diluted earnings/
 (loss) per common share                        49,834         43,973
                                           ============   ============

                              The Medicines Company
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                                June 30,  December 31,
(in thousands)                                   2004        2003
                                               ---------- ------------

                    ASSETS
Cash, cash equivalents, available for sales
 securities                                     $128,089     $135,864
Accrued interest receivable                        1,011          991
Accounts receivable, net                          33,149       15,660
Inventories                                       14,708       11,460
Prepaid expenses and other current assets            966          976
                                               ---------- ------------
    Total current assets                         177,923      164,951
                                               ---------- ------------

Fixed assets, net                                  1,307        1,511
Other assets                                         160          200
                                               ---------- ------------
    Total assets                                $179,390     $166,662
                                               ========== ============

     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities                              $23,738      $25,227
Deferred revenue                                   3,708        1,270
Stockholders' equity                             151,944      140,165
                                               ---------- ------------
    Total liabilities and stockholders' equity  $179,390     $166,662
                                               ========== ============


     CONTACT: The Medicines Company
              Michael Mitchell, 973-656-1616
              investor.relations@themedco.com